Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614) 757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2015 THIRD-QUARTER RESULTS

•	Revenue increased 18 percent to $25.4 billion

•	Non-GAAP[1] operating earnings increased 17 percent to $657 million

•	Non-GAAP diluted earnings per share from continuing operations increased 18 percent to $1.19
DUBLIN, Ohio, April 30, 2015 - Cardinal Health today reported fiscal year 2015 third-quarter revenue of $25.4 billion and non-GAAP diluted earnings per share (EPS) from continuing operations of $1.19. Non-GAAP operating earnings increased 17 percent to $657 million. On a GAAP basis, operating earnings increased 16 percent to $591 million, and diluted EPS from continuing operations increased 20 percent to $1.09.
“We're pleased to report strong overall results for the third quarter while continuing to make the moves to lead and create value in today's dynamic healthcare environment," said George Barrett, chairman and chief executive officer of Cardinal Health. "During this past quarter, we announced our plan to acquire Cordis, significantly enhancing our scale, product line, and capabilities in the cardiovascular area. This move aligns squarely with our strategy around physician preference items. Further, our recent acquisition of the specialty distribution business of Metro Medical expands our scale in specialty pharma and extends our reach into additional therapeutic areas.”
He continued, "In light of our performance to date, we are increasingly comfortable with the upper half of the guidance range of $4.28 to $4.38 for our fiscal 2015 non-GAAP diluted earnings per share from continuing operations."
Q3 FY15 SUMMARY

	Q3 FY15		Q3 FY14		Y/Y
Revenue	$25.4	billion	$21.4	billion	18%
Operating earnings	$591	million	$508	million	16%
Non-GAAP operating earnings	$657	million	$561	million	17%
Earnings from continuing operations	$365	million	$315	million	16%
Non-GAAP earnings from continuing operations	$396	million	$349	million	13%
Diluted EPS from continuing operations	$1.09		$0.91		20%
Non-GAAP diluted EPS from continuing operations	$1.19		$1.01		18%
SEGMENT RESULTS
Pharmaceutical Segment
Revenue for the Pharmaceutical segment increased 20 percent to $22.6 billion, due to growth from existing customers and new customers. Segment profit increased 25 percent to $567 million, driven by strong performance under the company's generics program, which includes the net benefit of Red Oak Sourcing as well as the growth from existing and new customers.

	Q3 FY15		Q3 FY14		Y/Y
Revenue	$22.6	billion	$18.8	billion	20%
Segment profit	$567	million	$452	million	25%
Medical Segment
Revenue for the Medical segment was up 4 percent to $2.8 billion, primarily due to contributions from acquisitions. Segment profit decreased 8 percent to $102 million as a result of reduced contribution from national brand distribution and the continued impact of market pressures in Canada.

	Q3 FY15		Q3 FY14		Y/Y
Revenue	$2.8	billion	$2.7	billion	4%
Segment profit	$102	million	$111	million	(8)%
ADDITIONAL THIRD-QUARTER AND RECENT HIGHLIGHTS

•	Announced intent to acquire Cordis, a worldwide leader in cardiovascular medical products

Cardinal Health

•	Acquired the specialty distribution business of Metro Medical Inc., expanding scale and deepening reach into rheumatology, oncology and nephrology segments

•	Named one of the "Top 50 Companies for Executive Women" by the National Association for Female Executives

•
Ohio Children's Hospitals' Solutions for Patient Safety, a national program supported by Cardinal Health, announced estimated savings of more than $60 million and prevention of serious harm for 2,500 children

CONFERENCE CALL
The company will host a webcast and conference call today at 8:30 a.m. Eastern to discuss the results. To access the call and corresponding slide presentation, go to the Investors page at ir.cardinalhealth.com or dial 913.312.0400, using conference ID# 9697371. There is no access code required for the call.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the meeting. The audio replay will also be available until May 29 by dialing 719.457.0820, passcode 9697371.
UPCOMING WEBCASTED INVESTOR EVENTS

•	Bank of America Merrill Lynch 2015 Health Care Conference on May 13 at 8:00 a.m. local time in Las Vegas

•	Goldman Sachs 36th Annual Global Healthcare Conference on June 10 at 10:00 a.m. local time in Rancho Palos Verdes, Calif.
At these events, Cardinal Health executives will discuss the company's diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at ir.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #22 on the Fortune 500, Cardinal Health employs 34,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investors page at ir.cardinalhealth.com. In addition, our website allows investors and other interested persons to sign up automatically to receive e-mail alerts when we post news releases, SEC filings and certain other information on our website.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the ability to achieve the expected benefits from the generic sourcing venture with CVS Health; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the ability to successfully complete the acquisition of Cordis on a timely basis and if completed to achieve the anticipated results from the Cordis acquisition; the non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; the ability to achieve anticipated results from the AccessClosure acquisition; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of April 30, 2015. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter
(in millions, except per common share amounts)	2015	2014	% Change
Revenue	$25,375	$21,427	18%
Cost of products sold	23,916	20,130	19%
Gross margin	1,459	1,297	12%

Operating expenses:
Distribution, selling, general and administrative expenses	803	736	9%
Restructuring and employee severance	7	5	N.M.
Amortization and other acquisition-related costs	77	56	N.M.
Impairments and (gain)/loss on disposal of assets	(1)	—	N.M.
Litigation (recoveries)/charges, net	(18)	(8)	N.M.
Operating earnings	591	508	16%

Other income, net	(2)	(33)	N.M.
Interest expense, net	35	34	4%
Earnings before income taxes and discontinued operations	558	507	10%

Provision for income taxes	193	192	—%
Earnings from continuing operations	365	315	16%

Earnings from discontinued operations, net of tax	—	—	N.M.
Net earnings	$365	$315	16%

Basic earnings per common share:
Continuing operations	$1.10	$0.92	20%
Discontinued operations	—	—	N.M.
Net basic earnings per common share	$1.10	$0.92	20%

Diluted earnings per common share:
Continuing operations	$1.09	$0.91	20%
Discontinued operations	—	—	N.M.
Net diluted earnings per common share	$1.09	$0.91	20%

Weighted-average number of common shares outstanding:
Basic	330	342
Diluted	334	347

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per common share amounts)	2015	2014	% Change
Revenue	$74,983	$68,190	10%
Cost of products sold	70,729	64,285	10%
Gross margin	4,254	3,905	9%

Operating expenses:
Distribution, selling, general and administrative expenses	2,393	2,233	7%
Restructuring and employee severance	33	25	N.M.
Amortization and other acquisition-related costs	190	160	N.M.
Impairments and (gain)/loss on disposal of assets	(19)	10	N.M.
Litigation (recoveries)/charges, net	54	(21)	N.M.
Operating earnings	1,603	1,498	7%

Other income, net	(6)	(43)	N.M.
Interest expense, net	105	100	5%
Loss on extinguishment of debt	60	—	N.M.
Earnings before income taxes and discontinued operations	1,444	1,441	—%

Provision for income taxes	524	512	2%
Earnings from continuing operations	920	929	(1)%

Earnings from discontinued operations, net of tax	—	3	N.M.
Net earnings	$920	$932	(1)%

Basic earnings per common share:
Continuing operations	$2.77	$2.72	2%
Discontinued operations	—	0.01	N.M.
Net basic earnings per common share	$2.77	$2.73	1%

Diluted earnings per common share:
Continuing operations	$2.74	$2.69	2%
Discontinued operations	—	0.01	N.M.
Net diluted earnings per common share	$2.74	$2.70	1%

Weighted-average number of common shares outstanding:
Basic	332	341
Diluted	336	346

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	March 31, 2015	June 30, 2014
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$3,183	$2,865
Trade receivables, net	6,095	5,380
Inventories, net	9,163	8,266
Prepaid expenses and other	1,190	1,428
Total current assets	19,631	17,939

Property and equipment, net	1,407	1,459
Goodwill and other intangibles, net	6,033	5,870
Other assets	817	765
Total assets	$27,888	$26,033

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,851	$12,149
Current portion of long-term obligations and other short-term borrowings	283	801
Other accrued liabilities	2,261	2,165
Total current liabilities	16,395	15,115

Long-term obligations, less current portion	3,720	3,171
Deferred income taxes and other liabilities	1,404	1,346
Total shareholders’ equity	6,369	6,401
Total liabilities and shareholders’ equity	$27,888	$26,033

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2015	2014	2015	2014
Cash flows from operating activities:
Net earnings	$365	$315	$920	$932
Earnings from discontinued operations, net of tax	—	—	—	(3)
Earnings from continuing operations	365	315	920	929

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	116	110	336	344
Loss on extinguishment of debt	—	—	60	—
Gain on sale of other investments	—	(32)	(5)	(32)
Impairments and (gain)/loss on disposal of assets	(1)	—	(19)	10
Share-based compensation	27	24	80	72
Provision for bad debts	16	2	42	31
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	(427)	53	(718)	1,473
Decrease/(increase) in inventories	287	450	(850)	350
Increase/(decrease) in accounts payable	219	(304)	1,657	(1,392)
Other accrued liabilities and operating items, net	56	202	169	23
Net cash provided by operating activities	658	820	1,672	1,808

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(233)	(118)	(319)	(168)
Additions to property and equipment	(56)	(48)	(139)	(138)
Purchase of available-for-sale securities and other investments	(27)	(27)	(134)	(27)
Proceeds from sale of available-for-sale securities and other investments	22	47	129	47
Proceeds from maturities of available-for-sale securities	8	—	24	—
Proceeds from divestitures and disposal of held for sale assets	—	—	53	—
Net cash used in investing activities	(286)	(146)	(386)	(286)

Cash flows from financing activities:
Payment of contingent consideration obligation	(3)	—	(3)	—
Net change in short-term borrowings	9	(8)	(9)	65
Reduction of long-term obligations	(1)	—	(1,221)	(1)
Proceeds from long-term obligations, net of issuance costs	—	—	1,182	—
Net proceeds from issuance of common shares	24	80	59	219
Tax proceeds/(disbursements) from share-based compensation	14	(3)	56	36
Dividends on common shares	(113)	(104)	(346)	(312)
Purchase of treasury shares	—	(339)	(686)	(389)
Net cash used in financing activities	(70)	(374)	(968)	(382)

Net increase in cash and equivalents	302	300	318	1,140
Cash and equivalents at beginning of period	2,881	2,741	2,865	1,901
Cash and equivalents at end of period	$3,183	$3,041	$3,183	$3,041

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Third Quarter		Third Quarter
(in millions)	2015	2014	2015	2014
Revenue
Amount	$25,375	$21,427
Growth rate	18%	(13)%

Operating earnings
Amount	$591	$508	$657	$561
Growth rate	16%	7%	17%	(3)%

Earnings from continuing operations
Amount	$365	$315	$396	$349
Growth rate	16%	(9)%	13%	(15)%

Return on equity	23.4%	19.2%	25.4%	21.3%

Effective tax rate from continuing operations	34.6%	38.0%	36.5%	37.7%

Debt to total capital	39%	38%
Net debt to total capital			11%	12%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2015	2014	2015	2014
Revenue
Amount	$74,983	$68,190
Growth rate[1]	10%	(10)%

Operating earnings
Amount	$1,603	$1,498	$1,861	$1,672
Growth rate	7%	4%	11%	6%

Earnings from continuing operations
Amount	$920	$929	$1,136	$1,040
Growth rate	(1)%	1%	9%	3%

Return on equity	19.5%	19.6%	24.1%	21.9%

Effective tax rate from continuing operations	36.3%	35.5%	35.6%	35.6%

[1]
Revenue from Walgreens was $3.3 billion for the nine months ended March 31, 2014. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 year-to-date revenue growth rate would have been 16 percent.

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Third Quarter			Third Quarter
(in millions)	2015	2014	(in millions)	2015	2014
Pharmaceutical			Medical

Revenue			Revenue
Amount	$22,605	$18,762	Amount	$2,774	$2,657
Growth rate	20%	(15)%	Growth rate	4%	7%

Segment profit			Segment profit
Amount	$567	$452	Amount	$102	$111
Growth rate	25%	(9)%	Growth rate	(8)%	11%
Segment profit margin	2.51%	2.41%	Segment profit margin	3.66%	4.16%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended March 31, 2015 was $25,375 million, which included total segment revenue of $25,379 million and Corporate revenue of $(4) million. Total consolidated revenue for the three months ended March 31, 2014 was $21,427 million, which included total segment revenue of $21,419 million and Corporate revenue of $8 million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended March 31, 2015 were $591 million, which included total segment profit of $669 million and Corporate costs of $(78) million. Total consolidated operating earnings for the three months ended March 31, 2014 were $508 million, which included total segment profit of $563 million and Corporate costs of (55) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2015	2014	(in millions)	2015	2014
Pharmaceutical			Medical

Revenue			Revenue
Amount	$66,440	$60,018	Amount	$8,540	$8,168
Growth rate[1]	11%	(12)%	Growth rate	5%	11%

Segment profit			Segment profit
Amount	$1,559	$1,368	Amount	$330	$348
Growth rate	14%	2%	Growth rate	(5)%	30%
Segment profit margin	2.35%	2.28%	Segment profit margin	3.86%	4.26%

[1]
Revenue from Walgreens was $3.3 billion for the nine months ended March 31, 2014. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 year-to-date Pharmaceutival segment revenue growth rate would have been 17 percent.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the nine months ended March 31, 2015 was $74,983 million, which included total segment revenue of $74,980 million and Corporate revenue of $3 million. Total consolidated revenue for the nine months ended March 31, 2014 was $68,190 million, which included total segment revenue of $68,186 million and Corporate revenue of $4 million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the nine months ended March 31, 2015 were $1,603 million, which included total segment profit of $1,889 million and Corporate costs of $(286) million. Total consolidated operating earnings for the nine months ended March 31, 2014 were $1,498 million, which included total segment profit of $1,716 million and Corporate costs of $(218) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter 2015
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$591	16%	$558	$193	$365	16%	$1.09	20%
Restructuring and employee severance	7		7	3	4		0.01
Amortization and other acquisition-related costs	77		77	29	48		0.15
Impairments and (gain)/loss on disposal of assets	(1)		(1)	(1)	—		—
Litigation (recoveries)/charges, net	(18)		(18)	3	(21)		(0.07)
Non-GAAP	$657	17%	$624	$228	$396	13%	$1.19	18%

	Third Quarter 2014
GAAP	$508	7%	$507	$192	$315	(9)%	$0.91	(9)%
Restructuring and employee severance	5		5	2	3		0.01
Amortization and other acquisition-related costs	56		56	20	36		0.10
Impairments and (gain)/loss on disposal of assets	—		—	—	—		—
Litigation (recoveries)/charges, net	(8)		(8)	(3)	(5)		(0.01)
Non-GAAP	$561	(3)%	$560	$211	$349	(15)%	$1.01	(16)%

	Year-to-Date 2015
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$1,603	7%	$1,444	$524	$920	(1)%	$2.74	2%
Restructuring and employee severance	33		33	12	21		0.06
Amortization and other acquisition-related costs	190		190	69	121		0.36
Impairments and (gain)/loss on disposal of assets	(19)		(19)	(10)	(9)		(0.03)
Litigation (recoveries)/charges, net	54		54	8	46		0.14
Loss on extinguishment of debt	—		60	23	37		0.11
Non-GAAP	$1,861	11%	$1,763	$627	$1,136	9%	$3.38	12%

	Year-to-Date 2014
GAAP	$1,498	4%	$1,441	$512	$929	1%	$2.69	—%
Restructuring and employee severance	25		25	9	16		0.05
Amortization and other acquisition-related costs	160		160	58	102		0.30
Impairments and (gain)/loss on disposal of assets	10		10	4	6		0.02
Litigation (recoveries)/charges, net	(21)		(21)	(8)	(13)		(0.04)
Loss on extinguishment of debt	—		—	—	—		—
Non-GAAP	$1,672	6%	$1,615	$575	$1,040	3%	$3.01	2%

The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter
(in millions)	2015		2014
GAAP return on equity	23.4%		19.2%

Non-GAAP return on equity
Net earnings	$365		$315
Restructuring and employee severance, net of tax, in continuing operations	4		3
Amortization and other acquisition-related costs, net of tax, in continuing operations	48		36
Impairments and (gain)/loss on disposal of assets, net of tax, in continuing operations	—		—
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(21)		(5)
Adjusted net earnings	$396		$349
Annualized	$1,584		$1,396

	Third	Second	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2015	2015	2014	2014
Total shareholders' equity	$6,369	$6,100	$6,532	$6,589
Divided by average shareholders' equity	$6,235		$6,560
Non-GAAP return on equity	25.4%		21.3%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2015				2014
GAAP return on equity	19.5%				19.6%

Non-GAAP return on equity
Net earnings	$920				$932
Restructuring and employee severance, net of tax, in continuing operations	21				16
Amortization and other acquisition-related costs, net of tax, in continuing operations	121				102
Impairments and (gain)/loss on disposal of assets, net of tax, in continuing operations	(9)				6
Litigation (recoveries)/charges, net, net of tax, in continuing operations	46				(13)
Loss on extinguishment of debt, net of tax, in continuing operations	37				—
Adjusted net earnings	$1,136				$1,043
Annualized	$1,515				$1,391

	Third	Second	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2015	2015	2015	2014	2014	2014	2014	2013
Total shareholders' equity	$6,369	$6,100	$6,256	$6,401	$6,532	$6,589	$6,297	$5,975
Divided by average shareholders' equity	$6,281				$6,348
Non-GAAP return on equity	24.1%				21.9%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter		Year-to-Date
(in millions)	2015	2014	2015	2014
GAAP effective tax rate from continuing operations	34.6%	38.0%	36.3%	35.5%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$558	$507	$1,444	$1,441
Restructuring and employee severance	7	5	33	25
Amortization and other acquisition-related costs	77	56	190	160
Impairments and (gain)/loss on disposal of assets	(1)	—	(19)	10
Litigation (recoveries)/charges, net	(18)	(8)	54	(21)
Loss on extinguishment of debt	—	—	60	—
Adjusted earnings before income taxes and discontinued operations	$624	$560	$1,763	$1,615

Provision for income taxes	$193	$192	$524	$512
Restructuring and employee severance tax benefit	3	2	12	9
Amortization and other acquisition-related costs tax benefit	29	20	69	58
Impairments and (gain)/loss on disposal of assets tax benefit/(expense)	(1)	—	(10)	4
Litigation (recoveries)/charges, net tax benefit/(expense)	3	(3)	8	(8)
Loss on extinguishment of debt tax benefit	—	—	23	—
Adjusted provision for income taxes	$228	$211	$627	$575

Non-GAAP effective tax rate from continuing operations	36.5%	37.7%	35.6%	35.6%

	Third Quarter
	2015	2014
Debt to total capital	39%	38%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$283	$241
Long-term obligations, less current portion	3,720	3,679
Debt	$4,003	$3,920
Cash and equivalents	(3,183)	(3,041)
Net debt	$820	$879
Total shareholders' equity	6,369	6,532
Capital	$7,189	$7,411
Net debt to capital	11%	12%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, LIFO charges/(credits) and loss on extinguishment of debt, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
In fiscal 2015, the Company began excluding last-in, first-out ("LIFO") inventory charges/(credits)5 from its non-GAAP earnings, for consistency with the presentation by some of its peers. The Company did not record any LIFO charges or credits in the first, second or third quarters of fiscal 2015 or 2014, respectively. In the second quarter of fiscal 2015, the Company excluded the loss on extinguishment of debt6 related to the early redemption of debt that occurred in December 2014 from its non-GAAP earnings.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) amortization and other acquisition-related costs2, (3) impairments and (gain)/loss on disposal of assets3, (4) litigation (recoveries)/charges, net4, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt) divided by (earnings before income taxes and discontinued operations adjusted for the same six items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) LIFO charges/(credits).
Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt, each net of tax) divided by average shareholders’ equity.
Return on Equity: annualized current period net earnings divided by average shareholders’ equity.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.

[1]
Programs by which the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of amortization of acquisition-related intangible assets, transaction costs, integration costs and changes in the fair value of contingent consideration obligations.

[3]
Asset impairments and (gains)/losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and (gain)/loss on disposal of assets within the condensed consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.

[5]
The inventories of the Company's core pharmaceutical distribution facilities in the Pharmaceutical segment are valued at the lower of cost, using the LIFO method, or market. These charges or credits are included in cost of products sold, and represent changes in the Company's LIFO inventory reserve.

[6]	Charges related to the make-whole premium on the redemption of notes.